EXHIBIT 21

Subsidiaries of the Registrant

Name of Subsidiary	Jurisdiction of Organization
Silgan Holdings LLC	Delaware

Silgan Corporation	Delaware

Silgan Containers LLC	Delaware

Silgan Containers Manufacturing Corporation	Delaware

Silgan Containers Manufacturing Puerto Rico LLC	Puerto Rico

Silgan White Cap LLC	Delaware

Silgan White Cap Corporation	Delaware

Silgan White Cap Americas LLC	Delaware

Silgan Equipment Company	Delaware

Silgan ipec Corporation	Delaware

Silgan Closures International Holding Company	Delaware

Silgan Plastics LLC	Delaware

Silgan Plastics Corporation	Delaware

Silgan Plastic Food Containers Corporation	Delaware

Silgan Tubes Holding Company	Delaware

828745 Ontario Inc.	Ontario, Canada

827599 Ontario Inc.	Ontario, Canada

Silgan Plastics Canada Inc.	Ontario, Canada

Thatcher Mexico, S. de R.L. de C.V.	Mexico

Thatcher Investments, S. de R.L. de C.V.	Mexico

Portola Packaging LLC	Mexico

Portola Tech International, Inc.	Rhode Island

Integra-Seal Industries LLC	Tennessee

Portola Packaging Canada Ltd./Emballages Portola Canada Ltd.	Canada

Portola Limited	United Kingdom

Portola Packaging Limited	United Kingdom

Portola Packaging Inc. Mexico, S.A. de C.V.	Mexico

Asesoria Maxima, S.A. de C.V.	Mexico

Portola S.R.O.	Czech Republic

Limited Liability Company Portola	Russia

Portola (Asia Pacific) Holding Company Limited	Hong Kong

GuangDong Portola Packaging Company Limited	China

Silgan Partnership C.V.	Netherlands

Silgan International Holdings B.V.	Netherlands

Silgan Europe Holdings B.V.	Netherlands

Silgan White Cap GmbH	Austria

Silgan White Cap France S.A.S.	France

EXHIBIT 21

Name of Subsidiary	Jurisdiction of Organization
Silgan White Cap Deutschland GmbH	Germany

Silgan White Cap Nordiska AB	Sweden

Silgan White Cap Italia S.r.l.	Italy

Silgan White Cap Holdings Spain, S.L.	Spain

Silgan White Cap Espana S.L.	Spain

Silgan White Cap UK Limited	United Kingdom

Silgan White Cap Belgium N.V.	Belgium

Silgan White Cap Polska Sp. z o.o.	Poland

Silgan White Cap Holdings Cyprus Limited	Cyprus

Silgan White Cap Ukraine LLC	Ukraine

Silgan White Cap do Brasil Ltda.	Brazil

Silgan White Cap South East Asia, Inc.	Philippines

SWC Holdings (Mauritius) Ltd.	Mauritius

Silgan White Cap (Shanghai) Co., Ltd.	China

Silgan White Cap Venezuela, S.A.	Venezuela

Silgan White Cap Rus o.o.o.	Russia

Silgan Holdings B.V.	Netherlands

Silgan Holdings Austria GmbH	Austria

Silgan Metal Packaging Mitterdorf GmbH	Austria

Silgan Metal Packaging Grodno i.o.o.o.	Belarus

Silgan Metal Packaging Vertriebs GmbH	Germany

Silgan Metal Packaging Meissen GmbH	Germany

Silgan Metal Packaging Leipzig GmbH	Germany

Rüma Industrieverpackung Leipzig GmbH	Germany

ELSA Silgan Metal Packaging S.A.	Greece

ATLAS Can – Vogel & Noot Metal Packaging Company A.E.	Greece

Elsa – Silgan Metal Packaging S.A./Jordan	Jordan

Silgan Metal Packaging d.o.o. Bitola	Macedonia

Silgan Metal Packaging Szprotawa Sp. z o.o.	Poland

Silgan Metal Packaging Tczew S.A.	Poland

Silgan Metal Packaging d.o.o. Beograd	Serbia

Silgan Metal Packaging Nove Mesto a.s.	Slovakia

Silgan Metal Packaging Ljubljana d.o.o.	Slovenia

VONORUS o.o.o.	Russia

Silgan Metal Packaging Enem o.o.o.	Russia

Silgan Metal Packaging Stupino o.o.o.	Russia

Silgan Metal Packaging Brovary LLC	Ukraine

Silgan Öntaş Ambalaj Sanayi ve Ticaret A.S.	Turkey

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